Exhibit 99.1

DTE Energy reports strong 2020 financial results; reaffirms guidance for 2021

•Ranked highest for customer satisfaction in Midwest by gas customers
•Launched voluntary carbon offset program for gas customers and doubled voluntary electric renewable program
•Leveraged operating efficiencies to hold customers’ rates flat through 2021
•Achieved year-over-year improvements in electric reliability
•Provided community pandemic support through $21 million in DTE Energy Foundation grants
•Invested $2.2 billion with Michigan-based companies

DETROIT, Feb. 19, 2021 - DTE Energy (NYSE:DTE) today reported 2020 earnings of $1.4 billion, or $7.08 per diluted share, compared with $1.2 billion, or $6.31 per diluted share in 2019.

2020 operating earnings were $1.4 billion, or $7.19 per diluted share, compared with 2019 operating earnings of $1.2 billion, or $6.30 per diluted share. Operating earnings for the year beat the company’s original 2020 guidance midpoint of $6.61. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

"We were successful in executing on our strategy to meet the needs of our people, customers and communities while delivering for our investors,” said Jerry Norcia, DTE Energy President and CEO. “In 2020 we mobilized our resources to offer support including food, shelter, PPE and loan process assistance. At the same time, we were able to continue investments in our infrastructure and improve reliability to ensure our customers receive the energy they need.”

Norcia noted the following accomplishments:

Led the Midwest in business customer satisfaction: Ranked highest in customer satisfaction with natural gas residential customers in the Midwest in J.D. Power’s 2020 study.

Announced CleanVision Natural Gas Balance program for gas customers: CleanVision offers customers a way to affordably offset 25% to 100% of greenhouse gas emissions from an average home’s natural gas use and is the first program in the nation to include both carbon offsets and renewable natural gas.

Reached 25,000 MIGreenPower commitments: DTE’s MIGreenPower program, one of the country’s largest voluntary renewable energy programs, supported over 45 million kWh of clean energy generation in 2020.

Leveraged revenue and operating efficiencies to hold customers’ rates flat through 2021: Michigan Public Service Commission approved request by DTE Electric for a one-time accounting treatment for a $30 million voluntary refund to customers.

Invested approximately $1 billion in DTE Electric reliability in 2020: Performed infrastructure upgrades that led to enhanced reliability for its customers which helped deliver a nearly 25% reliability improvement from 2019 with shorter restoration times.

Addressed the impact of the pandemic through the DTE Energy Foundation in 2020 with unprecedented community support: Invested $21 million in communities to provide support during the pandemic with efforts such as:
•Provided 400 grants to small businesses
•Led effort to provide 51,000 tablets and internet access to Detroit public school students
•Distributed 6,000 PPE kits to address shortages early in the pandemic
•Provided 2 million KN95 masks to county emergency managers, first responders and hospitals
•Matched $360,000 of donations from DTE employees and retirees to local non-profits
•Assisted the community through multiple DTE Foundation initiatives (View here)

Supported job creation with Michigan businesses: Invested $2.2 billion in 2020 with Michigan-based companies, exceeding DTE’s commitment to the Pure Michigan Business Connect local supplier initiative. The company has invested over $13 billion in the 11-year effort and has supported the creation of thousands of Michigan jobs.

Ranked as one of the country’s top corporate citizens by Points of Light: DTE is the only Michigan company named to the Civic 50 – the top 50 companies nationwide in corporate citizenship – by Points of Light, the world’s largest organization dedicated to volunteer service.

Earned the Wildlife Habitat Council’s 2020 Employee Engagement Award: Award recognizes a company’s involvement in conservation through the commitment of its employee teams who participate in habitat and conservation education activities.

Received Ambassador Championing Excellence Award: Michigan Minority Supplier Development Council recognizes corporations, suppliers and executives who support minority owned and operated businesses in Michigan.

Accelerated our commitment to support and empower people with disabilities in the workforce by joining The Valuable 500: DTE will expand its partnership with Project Search to help youth and young adults with disabilities gain meaningful skills and employment.

DTE Midstream announced 2050 net zero carbon emissions goal: DTE Midstream is among the first in its sector to establish a 2050 net zero carbon emissions goal and plans to achieve 30% of this reduction in the next decade.

Announced intent to spin-off DTE Midstream business into independent company: Transaction transforms DTE Energy into a predominantly pure-play regulated electric and natural gas utility. DTE Midstream becomes an independent, publicly traded company well positioned for sustainable growth.

DTE reaffirms guidance for 2021

DTE reaffirms 2021 operating EPS guidance of $6.88 - $7.26.

“DTE delivered strong results across our utility and non-utility businesses,” said David Ruud, DTE senior vice president and CFO. “We are well positioned for another solid year in 2021 as we continue to invest in reliability and infrastructure improvements for our customers.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada toll free is: (833) 968-2209 or international toll: (778) 560-2895. The passcode is 3974206. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Monday,

March 29. To access the replay, dial U.S. and Canada toll free (800) 585-8367 or international toll (416) 621-4642 and enter the passcode 3974206.

About DTE Energy
DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects; renewable natural gas; natural gas pipelines, gathering and storage; and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric, DTE Gas and DTE Midstream aspire to achieve net zero carbon by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2021 operating earnings guidance. It is likely that certain items that impact the company's 2021 reported results will be excluded from operating results. Reconciliations to the comparable 2021 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

DTE Energy also discusses Adjusted EBITDA in slide presentations. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2021 is not provided. DTE Energy does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divesture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DTE Energy is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DTE Energy is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s and DTE Midstream’s financial results and estimates of future prospects, and actual results may differ materially. This release contains forward-looking statements about DTE Energy’s intent to spin-off DTE Midstream and DTE Energy’s preliminary strategic, operational and financial considerations related thereto. The statements with respect to the separation transaction are preliminary in nature and subject to change as additional information becomes available. The separation transaction will be subject to the satisfaction of a number of conditions, including the final approval of DTE Energy’s Board of Directors, and there is no assurance that such separation transaction will in fact occur.

Many factors impact forward-looking statements including, but not limited to, the following: risks related to the spin-off of DTE Midstream, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business, and that the transaction may not be completed in accordance with DTE Energy’s expected plans or anticipated timelines, or at all; the duration and impact of the COVID-19 pandemic on DTE Energy and customers, impact of regulation by the EPA, the EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DTE Energy’s gas storage and pipelines operations and the volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility in prices in the international steel markets on DTE Energy’s power and industrial projects operations; the risk of a major safety incident;

environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission.

For further information, members of the media may call:
Pete Ternes, DTE Energy, 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2020					2019
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$102	$—		$—	$102	$127	$—		$1	$128

DTE Gas	84	—		—	84	64	—		—	64

Non-utility operations
Gas Storage and Pipelines	69	4	A	(1)	72	46	13	D	(4)	55

Power and Industrial Projects	32	22	B	(6)	48	29	—		—	29

Energy Trading	31	(36)	C	10	5	37	(37)	C	9	9

Total Non-utility operations	132	(10)		3	125	112	(24)		5	93

Corporate and Other	(43)	4	A	(1)	(40)	(36)	7	E	(2)	(27)
		—		—			5	D	(1)

Net Income Attributable to DTE Energy Company	$275	$(6)		$2	$271	$267	$(12)		$3	$258

(1) For the three months ended December 31, 2020, excluding tax related adjustments, the amount of income taxes was calculated using a combined federal and state income tax rate of 27% for Gas Storage and Pipelines, 26% for Corporate and Other, and 25% for Power and Industrial Projects and Energy Trading. For the three months ended December 31, 2019, the rates were 29% for Gas Storage and Pipelines and 25% for Energy Trading and Corporate and Other.

Adjustments key
A) Transaction costs relating to the planned spin-off of the DTE Midstream business — recorded in Operating Expenses — Operating and maintenance
B) Settlement charge relating to a non-regulated qualified pension plan — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility
D) Transaction-related costs resulting from the acquisition of Blue Union and LEAP
E) Impairment of equity method investment — recorded in Other income

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended December 31,
	2020					2019
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$0.53	$—		$—	$0.53	$0.66	$—		$—	$0.66

DTE Gas	0.43	—		—	0.43	0.34	—		—	0.34

Non-utility operations
Gas Storage and Pipelines	0.36	0.02	A	(0.01)	0.37	0.24	0.07	D	(0.02)	0.29

Power and Industrial Projects	0.16	0.11	B	(0.02)	0.25	0.15	—		—	0.15

Energy Trading	0.16	(0.19)	C	0.05	0.02	0.20	(0.21)	C	0.06	0.05

Total Non-utility operations	0.68	(0.06)		0.02	0.64	0.59	(0.14)		0.04	0.49

Corporate and Other	(0.22)	0.02	A	(0.01)	(0.21)	(0.19)	0.04	E	(0.01)	(0.14)
		—		—			0.03	D	(0.01)

Net Income Attributable to DTE Energy Company	$1.42	$(0.04)		$0.01	$1.39	$1.40	$(0.07)		$0.02	$1.35

(1) For the three months ended December 31, 2020, excluding tax related adjustments, the amount of income taxes was calculated using a combined federal and state income tax rate of 27% for Gas Storage and Pipelines, 26% for Corporate and Other, and 25% for Power and Industrial Projects and Energy Trading. For the three months ended December 31, 2019, the rates were 29% for Gas Storage and Pipelines and 25% for Energy Trading and Corporate and Other.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Year Ended December 31,
	2020						2019
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$777	$35	A	$(9)		$813	$714	$(11)	H	$3	$716
		13	B	(3)				13	I	(3)

DTE Gas	186	11	A	(3)		196	185	(6)	H	2	181
		2	B	—				—		—

Non-utility operations
Gas Storage and Pipelines	315	(20)	C	5		303	204	13	J	(4)	213
		4	D	(1)				—		—

Power and Industrial Projects	134	22	E	(6)		150	133	—		—	133

Energy Trading	36	4	F	(1)		39	49	(25)	F	6	30

Total Non-utility operations	485	10		(3)		492	386	(12)		2	376

Corporate and Other	(80)	—		(34)	G	(111)	(116)	7	K	(2)	(107)
		4	D	(1)				5	J	(1)

Net Income Attributable to DTE Energy Company	$1,368	$75		$(53)		$1,390	$1,169	$(4)		$1	$1,166

(1) For the year ended December 31, 2020, excluding tax related adjustments, the amount of income taxes was calculated using a combined federal and state income tax rate of 27% for Gas Storage and Pipelines, 26% for Utility operations and Corporate and Other, and 25% for Power and Industrial Projects and Energy Trading. For the year ended December 31, 2019, the rates were 29% for Gas Storage and Pipelines, 26% for Utility operations, and 25% for Energy Trading and Corporate and Other.

Adjustments key
A) MPSC disallowance of capital expenses previously recorded in 2018 and 2019 related to incentive compensation — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) Shift premiums and other incremental costs associated with the sequestration of employees critical to continued operations due to COVID-19 — recorded in Operating Expenses — Operating and maintenance

C) Post-acquisition settlement recorded in Other (Income) and Deductions — Other income
D) Transaction costs relating to the planned spin-off of the DTE Midstream business — recorded in Operating Expenses — Operating and maintenance
E) Settlement charge relating to a non-regulated qualified pension plan — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net
F) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility
G) Reduction to Income Tax Expense resulting from carrying back 2018 net operating losses to 2013 pursuant to CARES Act
H) MPSC approval of the deferral for the new customer billing system post-implementation expenses — recorded in Operating Expenses — Operation and maintenance
I) MPSC disallowance of power plant capital expenses — recorded in Operating Expenses — Asset (gains) losses and impairments, net
J) Transaction-related costs resulting from the acquisition of Blue Union and LEAP
K) Impairment of equity method investment — recorded in Other income

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Year Ended December 31,
	2020						2019
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$4.03	$0.18	A	$(0.05)		$4.21	$3.86	$(0.06)	H	$0.02	$3.87
		0.07	B	(0.02)				0.07	I	(0.02)

DTE Gas	0.96	0.06	A	(0.02)		1.01	1.00	(0.03)	H	0.01	0.98
		0.01	B	—				—		—

Non-utility operations
Gas Storage and Pipelines	1.63	(0.10)	C	0.03		1.57	1.10	0.07	J	(0.02)	1.15
		0.02	D	(0.01)

Power and Industrial Projects	0.69	0.11	E	(0.02)		0.78	0.72	—		—	0.72

Energy Trading	0.19	0.02	F	(0.01)		0.20	0.26	(0.14)	F	0.04	0.16

Total Non-utility operations	2.51	0.05		(0.01)		2.55	2.08	(0.07)		0.02	2.03

Corporate and Other	(0.42)	—		(0.17)	G	(0.58)	(0.63)	0.04	K	(0.01)	(0.58)
		0.02	D	(0.01)				0.03	J	(0.01)

Net Income Attributable to DTE Energy Company	$7.08	$0.39		$(0.28)		$7.19	$6.31	$(0.02)		$0.01	$6.30

(1) For the year ended December 31, 2020, excluding tax related adjustments, the amount of income taxes was calculated using a combined federal and state income tax rate of 27% for Gas Storage and Pipelines, 26% for Utility operations and Corporate and Other, and 25% for Power and Industrial Projects and Energy Trading. For the year ended December 31, 2019, the rates were 29% for Gas Storage and Pipelines, 26% for Utility operations, and 25% for Energy Trading and Corporate and Other.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page